Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Cottonwood Communities, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock	457(o)	—	—	$89,829,669.241 (1)	$92.70	$8327.21	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$89,829,669.241		$8327.21
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$8327.21

(1)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f)(2) of the Securities Act. This amount was calculated as the product of (x) the estimated maximum number of shares of the Registrant’s common stock, par value $0.01 per share, to be issued in connection with the merger described herein, based on the product of (i) 5,001,001 shares, par value $0.01 per share, of Cottonwood Multifamily Opportunity Fund, Inc. shares outstanding as of July 22, 2022, and (ii) the exchange ratio of 0.8669 shares of the Registrant’s Class A Common Stock per share of Cottonwood Multifamily Opportunity Fund, Inc., and (y) the most recently declared Net Asset Value (“NAV”) for the Registrant’s Class A Common Stock, or $20.7202 per share. The Registrant has used its NAV per share for this calculation because there is no established market for the Registrant’s shares of common stock. The Registrant’s board of directors, including a majority of its independent directors, has adopted valuation guidelines, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of the Registrant’s NAV. The June 30, 2022 NAV for the Registrant’s outstanding Class A shares was $20.7202.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—